REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                               ON INTERNAL CONTROL



Board of Trustees
Professionally Managed Portfolios
Milwaukee, Wisconsin


In planning and performing our audits of the financial statements of Duncan-Hurst Aggressive Growth Fund and Duncan-Hurst International Growth Fund, each a series of shares of Professionally Managed Portfolios, for the year ended March 31, 2004, we considered its internal control, including controls for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of the Funds is responsible for establishing and maintaining an internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. These controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control components would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2004 .

This report is intended solely for the information and use of management and the Board of Trustees of Professionally Managed Portfolios and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties




                                                            TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
April 23, 2004